UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2007 (February 9, 2007)
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Avis Budget Group, Inc.

(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2007, Avis Budget Group agreed to guarantee (the “Guarantee”) the payment of principal of, premium, if any, and interest on the $1.0 billion aggregate principal amount of senior notes issued by our Avis Budget Car Rental, LLC subsidiary on April 19, 2006 (the “Notes”). The Notes consist of Avis Budget Car Rental’s 7.625% Senior Notes due 2014, 7.75% Senior Notes due 2016 and Floating Rate Senior Notes due 2014.

Avis Budget Group executed a Supplemental Indenture, dated February 9, 2007, to provide the Guarantee in accordance with the terms and limitations of the Notes and the indenture governing the Notes. A copy of the Supplemental Indenture and our press release announcing the Guarantee are attached hereto as Exhibit 10.1 and Exhibit 99.1, respectively, and are incorporated by reference herein.

In connection with the issuance of the Notes, we are required to file a registration statement with the SEC to enable holders of the Notes to exchange the Notes for registered notes. We have agreed to use our reasonable best efforts to cause the exchange to be completed within 405 days after the issuance of the Notes. As a result of issuing the Guarantee, Avis Budget Group will be a registrant of the exchange offer registration statement. Therefore, while Avis Budget Group will continue to file periodic reports with the Securities and Exchange Commission, we do not expect Avis Budget Car Rental, LLC or any of our other subsidiaries to file periodic reports. We expect to file the exchange offer registration statement in March 2007 following the filing of our 2006 Annual Report on Form 10-K and we expect to complete the exchange offer within the time period described above.

We expect to achieve cost savings as a result of filing periodic reports for just one entity. In consideration for the Guarantee, we received $14 million, before fees and expenses, from certain institutional investors in a transaction arranged by Deutsche Bank.

Forward-Looking Statements
Certain statements in this Current Report on Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results, performance or achievements to differ from those expressed by the forward-looking statements included in this Form 8-K include, but are not limited to our ability to cause the exchange offer registration statement to be declared effective. Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Form 8-K. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Quarterly Reports on Form 10-Q for the period ended June 30, 2006 and September 30, 2006, included under headings such as "Forward-Looking Statements", “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations". Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1

Supplemental Indenture, dated February 9, 2007, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the Guarantors parties thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

99.1	Press Release dated February 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Jean M. Sera Senior Vice President and Secretary

Date: February 9, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1

Supplemental Indenture, dated February 9, 2007, among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., the Guarantors parties thereto and The Bank of Nova Scotia Trust Company of New York, as trustee.

99.1	Press Release dated February 9, 2007.